Exhibit 99.2
2nd Quarter 2016

Second Quarter 2016

Supplemental Financial Data

The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute "forward-looking statements" within the meaning of the federal securities laws.   All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.  Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements.  These statements are based on current expectations and speak only as of the date of such statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.   The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K for the year ended December 31, 2015 and in subsequent filings with the SEC; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; uncertainties associated with the Company’s real estate development and construction; uncertainties associated with the timing and amount of apartment community sales; exposure to economic and other competitive factors due to market concentration; future local and national economic conditions, including changes in job growth, interest rates, the availability of mortgage and other financing and related factors; the Company’s ability to generate sufficient cash flows to make required payments associated with its debt financing; the effects of the Company’s leverage on its risk of default and debt service requirements; the impact of a downgrade in the credit rating of the Company’s securities; the effects of a default by the Company or its subsidiaries on an obligation to repay outstanding indebtedness, including cross-defaults and cross-acceleration under other indebtedness; the effects of covenants of the Company’s or its subsidiaries’ mortgage indebtedness on operational flexibility and default risks; the Company’s ability to maintain its current dividend level; uncertainties associated with the Company’s prior condominium for-sale housing business, including warranty and related obligations; the impact of any additional charges the Company may be required to record in the future related to any impairment in the carrying value of its assets; the impact of competition on the Company’s business, including competition for residents in the Company’s apartment communities and for development locations; the Company’s ability to compete for limited investment opportunities; the effects of any decision by the government to eliminate Fannie Mae or Freddie Mac or reduce government support for apartment mortgage loans;  the effects of changing interest rates and effectiveness of interest rate hedging contracts; the success of the Company’s acquired apartment communities; uncertainties associated with the timing and amount of asset sales, the market for asset sales and the resulting gains/losses associated with such asset sales; the Company’s ability to succeed in new markets; the costs associated with compliance with laws requiring access to the Company’s properties by persons with disabilities; the impact of the Company’s ongoing litigation with the U.S. Department of Justice regarding the Americans with Disabilities Act and the Fair Housing Act as well as the impact of other litigation; the effects of losses from natural catastrophes in excess of insurance coverage; uncertainties associated with environmental and other regulatory matters; the costs associated with moisture infiltration and resulting mold remediation; the Company’s ability to control joint ventures,  properties in which it has joint ownership and corporations and limited partnerships in which it has partial interests; the Company’s ability to renew leases or relet units as leases expire; the Company’s ability to continue to qualify as a REIT under the Internal Revenue Code; and the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission; increased costs arising from health care reform; or any breach of the Company’s privacy or information security systems.  Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and may be discussed in subsequent filings with the SEC.  The risk factors discussed in Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this document.

Supplemental Financial Data	Page 2

2nd Quarter 2016

Consolidated Statements Of Operations

(In thousands, except per share data) - (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015

Revenues
Rental	$93,398	$89,368	$185,968	$177,029
Other property revenues	6,040	5,789	11,665	11,246
Other	283	274	555	587
Total revenues	99,721	95,431	198,188	188,862

Expenses
Property operating and maintenance (exclusive of items
shown separately below)	43,864	41,512	86,651	81,635
Depreciation	22,794	21,418	45,503	42,675
General and administrative	3,761	4,353	8,647	9,367
Investment and development (1)	33	275	58	510
Other investment costs (1)	76	154	153	288
Other expenses (2)	67	-	400	-
Total expenses	70,595	67,712	141,412	134,475

Operating income	29,126	27,719	56,776	54,387

Interest income	-	43	1	124
Interest expense	(7,534)	(8,041)	(15,300)	(16,414)
Equity in income of unconsolidated real estate entities, net	589	568	1,232	965
Gains on sales of real estate assets, net (3)	-	(298)	-	1,475
Other income (expense), net	(110)	(340)	(505)	(704)
Net loss on extinguishment of indebtedness (4)	-	-	-	(197)
Net income	22,071	19,651	42,204	39,636
Noncontrolling interests - Operating Partnership	(47)	(41)	(89)	(83)
Net income available to the Company	22,024	19,610	42,115	39,553
Dividends to preferred shareholders	(922)	(922)	(1,844)	(1,844)
Net income available to common shareholders	$21,102	$18,688	$40,271	$37,709

Per common share data - Basic (5)
Net income available to common shareholders	$0.39	$0.34	$0.75	$0.69
Weighted average common shares outstanding - basic	53,359	54,455	53,470	54,452
Per common share data - Diluted (5)
Net income available to common shareholders	$0.39	$0.34	$0.75	$0.69
Weighted average common shares outstanding - diluted	53,374	54,469	53,486	54,467

See Notes to Consolidated Financial Statements on page 6

Supplemental Financial Data	Page 3

2nd Quarter 2016

Funds From Operations And Adjusted Funds From Operations

(In thousands, except per share data) - (Unaudited)

Funds From Operations

A reconciliation of net income available to common shareholders to funds from operations available to common shareholders and unitholders is provided below.

	Three months ended		Six months ended
	June 30,		June 30,
Funds From Operations	2016	2015	2016	2015
Net income available to common shareholders	$21,102	$18,688	$40,271	$37,709
Noncontrolling interests - operating partnership unitholders	47	41	89	83
Depreciation on consolidated real estate assets, net	22,440	21,073	44,787	41,985
Depreciation on real estate assets held in unconsolidated entities	303	300	604	599
Gains on sales of depreciable real estate assets	-	298	-	(1,475)
Funds from operations available to common
shareholders and unitholders (A)	$43,892	$40,400	$85,751	$78,901

Per Common Share/Unit Data - Diluted
Funds from operations per share or unit, as defined (A÷B)	$0.82	$0.74	$1.60	$1.44
Dividends declared	$0.47	$0.44	$0.94	$0.84
Weighted average shares outstanding (6)	53,506	54,607	53,611	54,595
Weighted average shares and units outstanding (6) (B)	53,627	54,728	53,732	54,716

Adjusted Funds From Operations

The Company uses adjusted funds from operations as a supplemental non-GAAP measure.  The Company defines adjusted funds from operations as funds from operations less operating capital expenditures and after adjusting for the impact of debt extinguishment losses, if any.  A reconciliation of adjusted funds from operations to the line on the Company’s consolidated statement of cash flows entitled, “net cash provided by operating activities,” the comparable GAAP measure, is included in Table 1 on page 22.

	Three months ended		Six months ended
	June 30,		June 30,
Adjusted Funds From Operations (7)	2016	2015	2016	2015
Funds from operations available to common
shareholders and unitholders	$ 43,892	$ 40,400	$ 85,751	$ 78,901
Annually recurring capital expenditures	(6,140)	(3,871)	(9,664)	(6,139)
Periodically recurring capital expenditures	(1,892)	(1,824)	(3,116)	(2,522)
Net loss on early extinguishment of indebtedness	-	-	-	197
Adjusted funds from operations available to common
shareholders and unitholders (7)	$ 35,860	$ 34,705	$ 72,971	$ 70,437

See Notes to Funds from Operations and Adjusted Funds from Operations on page 6

Supplemental Financial Data	Page 4

2nd Quarter 2016

Consolidated Balance Sheets

(In thousands, except per share data) - (Unaudited)

	June 30,	December 31,
	2016	2015

Assets
Real estate assets
Land	$323,121	$322,566
Building and improvements	2,418,696	2,406,425
Furniture, fixtures and equipment	341,665	329,854
Construction in progress	215,427	151,270
Land held for future investment	16,730	16,730
	3,315,639	3,226,845
Less: accumulated depreciation	(1,068,791)	(1,023,652)
Total real estate assets	2,246,848	2,203,193
Investments in and advances to unconsolidated real estate entities	3,695	3,856
Cash and cash equivalents	3,875	28,611
Restricted cash	4,126	3,881
Other assets	29,904	27,708
Total assets	$2,288,448	$2,267,249

Liabilities, redeemable common units and equity
Indebtedness	$931,836	$884,954
Accounts payable, accrued expenses and other	89,450	74,855
Investments in unconsolidated real estate entities	15,891	15,873
Dividends and distributions payable	25,197	23,819
Accrued interest payable	4,049	4,051
Security deposits and prepaid rents	14,393	13,537
Total liabilities	1,080,816	1,017,089

Redeemable common units	7,360	7,133

Commitments and contingencies
Equity
Company shareholders' equity
Preferred stock, $.01 par value, 20,000 authorized: 8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 868 shares issued and outstanding	9	9
Common stock, $.01 par value, 100,000 authorized: 54,632 and 54,632 shares issued and 53,490 and 54,012 shares outstanding at June 30, 2016 and December 31, 2015, respectively	546	546
Additional paid-in-capital	1,119,574	1,117,627
Accumulated earnings	156,958	167,791
Accumulated other comprehensive income (loss)	(7,061)	(3,356)
	1,270,026	1,282,617
Less common stock in treasury, at cost, 1,225 and 706 shares at June 30, 2016 and December 31, 2015, respectively	(71,762)	(41,135)
Total Company shareholders' equity	1,198,264	1,241,482
Noncontrolling interests - consolidated real estate entities	2,008	1,545
Total equity	1,200,272	1,243,027
Total liabilities, redeemable common units and equity	$2,288,448	$2,267,249

Supplemental Financial Data	Page 5

2nd Quarter 2016

Notes to Consolidated Financial Statements

And Reconciliation of Funds From Operations and Adjusted Funds From Operations

(In thousands)

1)

Investment and development expenses include investment group expenses, development personnel and associated costs not allocable to development projects.  Other investment costs primarily include land carry costs, principally property taxes and assessments.

2)

Other expenses for the three and six months ended June 30, 2016 include $67 and $150, respectively, related to the upgrade of the Company’s human resources information system.  For the first six months of 2016, other expenses include casualty losses of $250 related to extreme weather conditions in one of the Company’s Texas markets.

3)

In 2015, the Company sold its remaining condominium retail asset and recognized a gain of $1,773.  Additionally in 2015, gains on sales of real estate assets included state tax expense of $298 related to an asset sale.

4)

In January 2015, the Company refinanced its unsecured lines of credit and term loan facilities. In connection with the refinancing, the Company recognized an extinguishment loss of $197 related to the write-off of a portion of unamortized deferred loan costs.

5)

Post Properties, Inc., through its wholly-owned subsidiaries, is the sole general partner, a limited partner and owns a majority interest in Post Apartment Homes, L.P., the Operating Partnership, through which the Company conducts its operations. As of June 30, 2016, there were 53,611 Operating Partnership units outstanding, of which 53,490, or 99.8%, were owned by the Company.

6)

Diluted weighted average shares and units include the impact of dilutive securities totaling 15 and 14 for the three months and 16 and 15 for the six months ended June 30, 2016 and 2015, respectively.  Additionally, diluted weighted average shares and units include the impact of non-vested shares and units totaling 132 and 138 for the three months and 125 and 128 for the six months ended June 30, 2016 and 2015, respectively, for the computation of FFO per share.  Such non-vested shares and units are considered in the income per share computations under GAAP using the “two-class method.”

7)

Since the Company does not add back the depreciation of non-real estate assets in its calculation of FFO, non-real estate related capital expenditures of $599 and $336 for the three months and $854 and $542 for the six months ended June 30, 2016 and 2015, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

Previously reported adjusted funds from operations included an adjustment to add back non-cash, straight-line ground rent.  Non-cash, straight-line ground rent was $109 and $112 for the three months ended and $221 and $227 for the six months ended June 30, 2016 and 2015, respectively.

Supplemental Financial Data	Page 6

2nd Quarter 2016

Fully Stabilized (“Same Store”) Results

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results

The Company defines same store communities as those communities which have reached stabilization prior to the beginning of the previous calendar year.  Same store net operating income is a supplemental non-GAAP financial measure.  See Table 2 on page 23 for a reconciliation of same store net operating income to GAAP net income.  The operating performance and capital expenditures of the 52 communities containing 19,819 apartment units which were fully stabilized as of January 1, 2015, are summarized in the table below.

	Three months ended			Six months ended
	June 30,		%	June 30,		%
	2016	2015	Change	2016	2015	Change
Revenues:
Rental and other revenue	$ 88,653	$ 86,015	3.1%	$ 176,086	$ 170,206	3.5%
Utility reimbursements	2,779	2,568	8.2%	5,588	5,145	8.6%
Total rental and other revenues	91,432	88,583	3.2%	181,674	175,351	3.6%
Property operating and maintenance expenses:
Personnel expenses	7,150	7,089	0.9%	14,607	14,378	1.6%
Utility expense	4,161	4,049	2.8%	8,265	8,317	(0.6)%
Real estate taxes and fees	14,959	14,217	5.2%	29,979	28,587	4.9%
Insurance expenses	1,464	1,358	7.8%	2,926	2,705	8.2%
Building and grounds repairs and maintenance (1)	5,936	5,651	5.0%	10,774	9,826	9.6%
Ground lease expense	230	230	-	460	460	-
Other expenses	2,583	2,326	11.0%	4,964	4,477	10.9%
Total property operating and maintenance expenses
(excluding depreciation and amortization)	36,483	34,920	4.5%	71,975	68,750	4.7%
Same store net operating income	$ 54,949	$ 53,663	2.4%	$ 109,699	$ 106,601	2.9%
Same store net operating income margin	60.1%	60.6%	(0.5)%	60.4%	60.8%	(0.4)%
Capital expenditures (2)
Annually recurring	$ 5,987	$ 3,747	59.8%	$ 9,453	$ 5,967	58.4%
Periodically recurring	1,299	1,534	(15.3)%	2,141	2,089	2.5%
Total capital expenditures (A)	$ 7,286	$ 5,281	38.0%	$ 11,594	$ 8,056	43.9%
Total capital expenditures per unit
(A ÷ 19,819 units)	$ 368	$ 266	38.3%	$ 585	$ 406	44.1%
Average monthly rental rate per unit (3)	$ 1,483	$ 1,444	2.7%	$ 1,477	$ 1,440	2.6%
Gross turnover (4)	58.8%	56.0%	2.8%	51.0%	50.2%	0.8%
Net turnover (5)	53.9%	51.5%	2.4%	46.7%	45.7%	1.0%
Percentage rent increase - new leases (6)	1.7%	1.9%	(0.2)%	1.3%	1.6%	(0.3)%
Percentage rent increase - renewed leases (6)	4.9%	4.2%	0.7%	5.0%	4.1%	0.9%

1)

Building and ground repairs and maintenance includes $326 and $599 for the three months ended and $652 and $733 for the six months ended June 30, 2016 and 2015, respectively, related to painting of communities.

2)

See Table 7 on page 30 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented in the consolidated cash flow statements prepared under GAAP.

3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units.  See Table 3 on page 24 for further information.

4)	Gross turnover represents the percentage of leases expiring during the period that are not renewed by the existing resident(s).
5)	Net turnover is gross turnover decreased by the percentage of expiring leases where the resident(s) transfer to a new apartment unit in the same community or in another Post® community.
6)

Percentage change is calculated using the respective new or renewed rental rate as of the date of a new lease, as compared with the previous rental rate on that same unit.  Accordingly, these percentage changes may differ from the change in the average monthly rental rate per unit due to the timing of move-ins and/or the term of the respective leases.

Supplemental Financial Data	Page 7

2nd Quarter 2016

Fully Stabilized (“Same Store”) Results (con’t)

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results by Market - Comparison of Second Quarter 2016 to Second Quarter 2015 (1)

(Increase (decrease) between periods)

	Three months ended				Six months ended
	June 30, 2016				June 30, 2016
Market	Revenues	Expenses	NOI	Average Economic Occupancy	Revenues	Expenses	NOI	Average Economic Occupancy
Atlanta	3.5%	(0.4)%	6.2%	(0.6)%	3.8%	2.7%	4.6%	(0.4)%
Dallas	3.2%	7.2%	(0.1)%	(0.1)%	3.6%	6.6%	1.2%	0.7%
Houston	(1.8)%	11.1%	(10.5)%	0.2%	(2.3)%	4.6%	(7.3)%	(0.3)%
Austin	3.2%	7.2%	(0.5)%	1.3%	4.2%	6.2%	2.3%	2.5%
Wash. DC Metro	1.5%	0.0%	2.3%	0.8%	2.4%	1.2%	3.0%	2.3%
Tampa	4.3%	10.8%	0.8%	(0.6)%	4.7%	7.3%	3.2%	(0.3)%
Orlando	5.7%	5.2%	5.9%	0.3%	5.8%	8.8%	4.1%	0.5%
Charlotte	2.9%	10.1%	(0.4)%	1.0%	3.1%	4.5%	2.5%	1.1%
Raleigh	10.9%	(7.3)%	23.1%	3.7%	9.3%	4.0%	12.9%	2.9%
Total	3.2%	4.5%	2.4%	0.2%	3.6%	4.7%	2.9%	0.7%

1)	See Table 3 on page 24 for a reconciliation of these components of same store net operating income and Table 2 on page 23 for a reconciliation of same store net operating income to GAAP net income.

Same Store Occupancy by Market

								Avg. Rental
		% of NOI	Average Economic		Average Economic			Rate Per Unit
		Three months	Occupancy (1)		Occupancy (1)		Physical	Three months
		ended	Three months ended		Six months ended		Occupancy at	ended
	Apartment	June 30,	June 30,		June 30,		June 30,	June 30,
Market	Units	2016	2016	2015	2016	2015	2016 (2)	2016 (3)
Atlanta	5,065	26.0%	96.1%	96.7%	96.2%	96.6%	95.4%	$ 1,446
Dallas	4,726	18.5%	96.1%	96.2%	96.5%	95.8%	95.7%	1,312
Houston	653	2.8%	91.8%	91.6%	91.6%	91.9%	91.7%	1,475
Austin	935	4.1%	95.3%	94.0%	95.7%	93.2%	95.3%	1,590
Wash. DC Metro	2,645	18.4%	96.9%	96.1%	96.2%	93.9%	96.1%	1,895
Tampa	2,342	12.9%	96.7%	97.3%	97.0%	97.3%	95.6%	1,547
Orlando	1,308	7.1%	96.2%	95.9%	96.7%	96.2%	94.1%	1,555
Charlotte	1,748	8.6%	96.4%	95.4%	95.9%	94.8%	95.8%	1,322
Raleigh	397	1.6%	96.7%	93.0%	95.7%	92.8%	94.2%	1,093
Total	19,819	100.0%	96.2%	96.0%	96.2%	95.5%	95.4%	$ 1,483

1)

Average economic occupancy is defined as gross potential rent plus other rental fees less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.  Gross potential rent is defined as the sum of the gross actual rates for leased units and the anticipated rental rates for unoccupied units. The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts.  Average economic occupancy, including these amounts, would have been 95.7% and 95.4% for the three months and 95.7% and 94.9% for the six months ended June 30, 2016 and 2015, respectively.  For the three months ended June 30, 2016 and 2015, net concessions were $214 and $353, respectively, and employee discounts were $181 and $158, respectively. For the six months ended June 30, 2016 and 2015, net concessions were $424 and $757, respectively, and employee discounts were $369 and $321, respectively.

2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.
3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units.  See Table 3 on page 24 for further information.

Supplemental Financial Data	Page 8

2nd Quarter 2016

Fully Stabilized (“Same Store”) Results (con’t)

(In thousands, except per unit data) - (Unaudited)

Sequential Same Store Operating Results – Comparison of Second Quarter 2016 to First Quarter 2016

	Three months ended
	June 30,	March 31,	%
	2016	2016	Change
Revenues:
Rental and other revenue	$ 88,653	$ 87,434	1.4%
Utility reimbursements	2,779	2,808	(1.0)%
Total rental and other revenues	91,432	90,242	1.3%
Property operating and maintenance expenses:
Personnel expenses	7,150	7,457	(4.1)%
Utility expense	4,161	4,105	1.4%
Real estate taxes and fees	14,959	15,019	(0.4)%
Insurance expenses	1,464	1,461	0.2%
Building and grounds repairs and maintenance (1)	5,936	4,838	22.7%
Ground lease expense	230	230	0.0%
Other expenses	2,583	2,381	8.5%
Total property operating and maintenance expenses
(excluding depreciation and amortization)	36,483	35,491	2.8%
Same store net operating income (2)	$ 54,949	$ 54,751	0.4%
Average economic occupancy	96.2%	96.2%	0.0%
Average monthly rental rate per unit	$ 1,483	$ 1,471	0.8%

1)	Building and grounds repairs and maintenance includes $326 and $326 for the three months ended June 30, 2016 and March 31, 2016, respectively, related to painting of communities.
2)	See Table 3 on page 24 for a reconciliation of these components of same store net operating income and Table 2 on page 23 for a reconciliation of same store net operating income to GAAP net income.

Sequential Same Store Operating Results by Market - Comparison of Second Quarter of 2016 to First Quarter of 2016 (1)

(Increase (decrease) between periods)

Market	Revenues	Expenses	NOI	Average Economic Occupancy
Atlanta	1.6%	(1.0)%	3.3%	(0.1)%
Dallas	0.6%	5.3%	(3.3)%	(0.7)%
Houston	0.1%	1.1%	(0.8)%	0.4%
Austin	0.5%	5.2%	(3.8)%	(0.7)%
Washington, D.C. Metro	2.0%	2.6%	1.7%	1.4%
Tampa	0.7%	9.0%	(3.6)%	(0.6)%
Orlando	1.0%	(0.0)%	1.6%	(1.1)%
Charlotte	2.2%	4.8%	0.9%	1.1%
Raleigh	6.6%	(17.2)%	24.6%	2.0%
Total	1.3%	2.8%	0.4%	0.0%

1)	See Table 3 on page 24 for a reconciliation of these components of same store net operating income and Table 2 on page 23 for a reconciliation of same store net operating income to GAAP net income.

Supplemental Financial Data	Page 9

2nd Quarter 2016

Operating Community Data

(Unaudited)

			Avg.	Q2 2016		Q2 2016
Market /	Yr. Completed /		Unit	Avg. Monthly Rent		Average
Submarket /	Yr. of Substantial	No. of	Size	Per	Per	Economic
Community	Renovations	Units	(Sq. Ft.)	Unit	Sq. Ft.	Occ.
Atlanta
Buckhead / Brookhaven
Post Alexander ReserveTM	2008	307	1,015	$1,822	$1.79	95.0%
The High Rise at Post AlexanderTM (3)	2015	340	830	1,974	2.38	63.0%
Post Brookhaven®	1990-1992	735	933	1,313	1.41	97.9%
Post Chastain®	1990 / 2008	558	866	1,387	1.60	96.7%
Post Collier Hills® (1)(2)	1997	396	948	1,318	1.39	95.3%
Post Gardens®	1998	397	1,039	1,412	1.36	95.4%
Post Glen® (2)	1997	314	1,076	1,499	1.39	97.2%
Post Lindbergh® (1)(2)	1998	396	909	1,355	1.49	94.9%
Post Peachtree Hills®	1992-1994 / 2009	300	978	1,503	1.54	97.0%
Post StratfordTM	2000	250	1,000	1,458	1.46	94.7%

Dunwoody
Post Crossing® (2)	1995	354	1,036	1,342	1.30	97.7%

Emory Area
Post BriarcliffTM (2)	1999	688	1,006	1,413	1.40	93.0%

Midtown
Post ParksideTM	2000	188	886	1,653	1.87	98.6%

Northwest Atlanta
Post Crest® (1)(2)	1996	410	1,033	1,242	1.20	96.2%
Post Riverside®	1998	522	1,059	1,702	1.61	95.4%
Post SpringTM	2000	452	977	1,181	1.21	97.7%

Dallas
North Dallas
Post Addison CircleTM	1998-2000	1,334	846	1,202	1.42	96.5%
Post EastsideTM	2008	435	912	1,286	1.41	94.5%
Post Legacy	2000	384	810	1,201	1.48	95.8%
Post Sierra at Frisco BridgesTM	2009	268	896	1,208	1.35	94.2%

Uptown Dallas
Post AbbeyTM	1996	34	1,223	2,104	1.72	96.5%
Post Cole’s CornerTM	1998	186	800	1,251	1.56	98.6%
Post GalleryTM	1999	34	2,307	3,089	1.34	99.4%
Post HeightsTM	1998 -1999 / 2009	368	845	1,400	1.66	96.6%
Post Katy TrailTM	2010	227	898	1,691	1.88	95.6%
Post MeridianTM	1991	133	780	1,537	1.97	94.7%
Post SquareTM	1996	217	856	1,443	1.69	95.2%
Post Uptown VillageTM	1995-2000	496	736	1,188	1.61	96.1%
Post VineyardTM	1996	116	733	1,221	1.67	95.7%
Post VintageTM	1993	160	750	1,284	1.71	97.3%
Post WorthingtonTM	1993 / 2008	334	820	1,474	1.80	96.8%

Houston
Post 510TM	2014	242	857	1,539	1.80	95.1%
Post Midtown Square®	1999-2000, 2013	653	783	1,475	1.88	91.8%

Supplemental Financial Data	Page 10

2nd Quarter 2016

Operating Community Data (con’t)

(Unaudited)

			Avg.	Q2 2016		Q2 2016
Market /	Yr. Completed /		Unit	Avg. Monthly Rent		Average
Submarket /	Yr. of Substantial	No. of	Size	Per	Per	Economic
Community	Renovations	Units	(Sq. Ft.)	Unit	Sq. Ft.	Occ.
Austin
Post Barton CreekTM	1998	160	1,162	$1,822	$1.57	96.1%
Post Park MesaTM	1992	148	1,091	1,568	1.44	96.7%
Post South LamarTM	2012	298	853	1,578	1.85	95.1%
Post West AustinTM	2009	329	889	1,497	1.68	94.3%

Washington D.C. Metro
Maryland
Post Fallsgrove	2003	361	983	1,696	1.72	96.4%
Post Park®	2010	396	975	1,663	1.71	95.3%

Virginia
Post Carlyle SquareTM	2006, 2013	549	890	2,260	2.54	95.9%
Post Corners at Trinity Centre (2)	1996	336	994	1,591	1.60	98.6%
Post Pentagon RowTM	2001	504	853	2,204	2.58	98.1%
Post Tysons CornerTM	1990	499	807	1,713	2.12	97.1%

Washington D.C.
Post Massachusetts AvenueTM (1)(2)	2002	269	883	3,322	3.76	96.4%

Tampa
Post Bay at Rocky PointTM	1997	150	1,012	1,561	1.54	96.1%
Post Harbour PlaceTM	1999-2002	578	920	1,633	1.77	95.9%
Post Hyde Park® (2)	1996, 2008	467	1,011	1,592	1.57	96.9%
Post Rocky Point®	1996-1998	916	1,031	1,406	1.36	96.2%
Post Soho SquareTM	2014	231	880	1,794	2.04	99.8%

Orlando
Post Lake® at Baldwin Park	2004-2007, 2013	760	1,013	1,588	1.57	95.5%
Post LakesideTM	2013	300	1,070	1,439	1.35	96.6%
Post ParksideTM	1999	248	867	1,593	1.84	97.5%

Charlotte
Post Ballantyne	2004	323	1,252	1,279	1.02	97.3%
Post Gateway PlaceTM	2000	436	804	1,170	1.45	95.7%
Post Park at Phillips Place®	1998	402	1,101	1,470	1.34	96.9%
Post South EndTM	2009	360	847	1,437	1.70	95.7%
Post Uptown PlaceTM	2000	227	800	1,234	1.54	97.1%

Raleigh
Post Parkside at WadeTM - Phase I	2013	397	875	1,093	1.25	96.7%

1)	Communities held in unconsolidated entities.
2)	Communities encumbered by secured mortgage indebtedness.
3)	During the period, this community, or portion thereof, was in lease-up.

Supplemental Financial Data	Page 11

2nd Quarter 2016

Debt Summary

(In thousands) - (Unaudited)

Summary of Outstanding Debt at June 30, 2016 - Consolidated

		Percentage	Weighted Average
Type of Indebtedness	Balance	of Total Debt	Stated Rate (1)
Unsecured fixed rate senior notes	$400,000	42.7%	3.9%
Unsecured bank term loan	300,000	32.1%	2.7%
Secured fixed rate notes	188,025	20.1%	6.0%
Unsecured revolving lines of credit	47,836	5.1%	1.5%
Total principal outstanding	$935,861	100.0%	3.8%
Less: debt issuance costs	(4,025)
Total indebtedness	$931,836

		Percentage	Weighted Average
	Balance	of Total Debt	Maturity (2)
Total fixed rate debt	$888,025	94.9%	3.8
Total variable rate debt - unhedged	47,836	5.1%	2.6
Total principal outstanding	$935,861	100.0%	3.7
Less: debt issuance costs	(4,025)
Total indebtedness	$931,836

Debt Maturities – Consolidated and Unconsolidated

	Consolidated			Unconsolidated Entities
			Weighted Avg.		Company	Weighted Avg.
Aggregate debt maturities by year	Balance		Stated Rate (1)	Balance	Share	Stated Rate (1)
Remainder of 2016	$1,559		6.0%	$-	$-	-
2017	153,296		4.8%	85,723	21,431	5.6%
2018	3,502		6.0%	41,000	10,250	5.7%
2019	227,504	(3)	5.0%	51,000	17,850	3.5%
2020	300,000	(4)	2.7%	-	-	-
Thereafter	250,000		3.4%	-	-	-
Total principal outstanding	$935,861		3.8%	$177,723	$49,531	5.0%

1)

Weighted average rate includes credit enhancements and other fees, where applicable.  The weighted average rates at June 30, 2016 are based on the debt outstanding at that date.  The weighted average interest rate of the unsecured bank term loan represents the effective stated fixed interest rate based on outstanding borrowings as of June 30, 2016, after considering the impact of interest rate swap arrangements that hedge this debt.

2)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.
3)

Includes $47,836 outstanding on unsecured revolving lines of credit.  At June 30, 2016, the Company’s lines of credit bear interest at LIBOR plus 1.05% and mature in 2019 with a one year extension option.

4)

Includes an unsecured bank term loan that matures in January 2020.  The blended effective stated interest rate, after considering the impact of interest rate swap arrangements that hedge this debt, is 2.69% through January 2018, the termination date of four interest rate swaps. From January 2018 to January 2020, the term loan is swapped to an effective stated interest rate of 2.52%. The underlying term loan bears interest at the stated rate of LIBOR plus 1.15%.

Supplemental Financial Data	Page 12

2nd Quarter 2016

Debt Summary (con’t)

(In thousands) - (Unaudited)

Debt Statistics	Six months ended
	June 30,
	2016	2015
Interest coverage ratio (1)	6.7x	6.0x
Interest coverage ratio (including capitalized interest) (1)	5.6x	5.4x
Fixed charge coverage ratio (2)	6.0x	5.5x
Fixed charge coverage ratio (including capitalized interest) (2)	5.1x	4.9x
Total debt to annualized income available for debt service ratio (3)	4.6x	4.6x
Total debt as a % of undepreciated real estate assets
(adjusted for joint venture partner's share of debt) (4)	29.1%	29.4%
Total debt and preferred equity as a % of undepreciated real
estate assets (adjusted for joint venture partner's share of debt) (4)	30.4%	30.7%

1)

Interest coverage ratio is defined as net income available for debt service divided by interest expense. The calculation of the interest coverage ratio is a non-GAAP financial measure.  A reconciliation of net income available for debt service to net income, and interest expense to adjusted interest expense is included in Table 6 on page 29.

2)

Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders.  The calculation of the fixed charge coverage ratio is a non-GAAP financial measure.  A reconciliation of net income available for debt service to net income and fixed charges to adjusted interest expense plus dividends to preferred shareholders is included in Table 6 on page 29.

3)	A computation of this ratio is included in Table 6 on page 29.
4)	A computation of these debt ratios is included in Table 5 on page 28.

Senior Unsecured Public Notes Debt Ratings

Moody’s – Baa2 (stable)

Standard & Poor’s – BBB (stable)

Financial Debt Covenants - Senior Unsecured Public Notes

As of
Covenant requirements, as defined (1)	June 30, 2016
Consolidated Debt to Total Assets cannot exceed 60%	28%
Secured Debt to Total Assets cannot exceed 40%	6%
Total Unencumbered Assets to Unsecured Debt must be at least 1.5/1	4.2x
Consolidated Income Available for Debt Service Charge must be at least 1.5/1	6.7x

1)

A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures is detailed in Table 4 on page 26.

Supplemental Financial Data	Page 13

2nd Quarter 2016

Summary Of Apartment Communities Under Development,

Land Held For Future Investment and acquisitions/disposition activity

(In millions, except units, square footage and acreage) – (Unaudited)

Communities Under Development

			Estimated			Estimated	Costs	Quarter	Estimated
		Number	Average	Estimated	Estimated	Total	Incurred	of First	Quarter of
		of	Unit Size	Retail	Total	Cost Per	as of	Units	Stabilized	Percent
Community	Location	Units	Sq. Ft. (1)	Sq. Ft. (1)	Cost (2)	Sq. Ft. (3)	6/30/2016	Available	Occup. (4)	Leased (5)
Under construction
Post Parkside at WadeTM, II	Raleigh, NC	406	910	-	$57.5	$156	$45.1	2Q 2016	3Q 2017	24.9%
Post Afton OaksTM	Houston, TX	388	867	-	80.7	240	65.1	3Q 2016	4Q 2017	N/A
Post South LamarTM, II	Austin, TX	344	734	5,800	65.6	254	33.7	1Q 2017	2Q 2018	N/A
Post Millennium MidtownTM	Atlanta, GA	356	864	-	90.6	295	24.3	2Q 2017	3Q 2018	N/A
Post River NorthTM (6)	Denver, CO	358	818	-	88.2	301	29.1	3Q 2017	4Q 2018	N/A
Post Centennial ParkTM	Atlanta, GA	438	808	-	96.0	271	22.4	1Q 2018	2Q 2019	N/A
Total		2,290		5,800	$478.6		$219.7
Substantially complete, in lease-up
The High Rise at Post AlexanderTM	Atlanta, GA	340	830	-	$74.8	$265	$74.4	2Q 2015	4Q 2016	89.1%

1)	Square footage amounts are approximate. Actual square footage may vary.
2)

To the extent that developments contain a retail component, total estimated cost includes estimated first generation tenant improvements and leasing commissions. For stabilized apartment communities, remaining unfunded construction costs include first generation retail tenant improvements and leasing commissions.

3)	The estimated total cost per square foot is calculated using net rentable residential and retail square feet, where applicable. Square footage amounts used are approximate. Actual amounts may vary.
4)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy or (ii) one year after completion of construction.
5)	Represents unit status as of July 30, 2016.
6)

The Company owns a 92.5% interest in an entity which is developing Post River North™. Total estimated cost represents aggregate costs of the joint venture and excludes any future promoted interest to the developer.

Land Held for Future Investment

The following are land positions (including pre-development costs incurred to date) that the Company currently holds.  There can be no assurance that projects held for future investment will be developed in the future or at all.

		Carrying Value	Estimated
		at June 30, 2016	Usable
Project	Metro Area	(in thousands)	Acreage
Centennial Park II	Atlanta, GA	$5,953	1.7
Frisco Bridges II	Dallas, TX	5,480	5.4
Wade III	Raleigh, NC	2,510	5.4
Other land parcels	Atlanta, GA	2,787	10.2
Total Land Held for Future Investment		$16,730	22.7

Acquisition/Disposition Activity - Current and Prior Year

None

Supplemental Financial Data	Page 14

2nd Quarter 2016

Capitalized Costs Summary

(In thousands) - (Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment communities.  In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets.  All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment communities under development, construction, and major rehabilitation.  The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects.  The Company treats each unit in an apartment community separately for cost accumulation, capitalization and expense recognition purposes.  Prior to the commencement of leasing activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress.  The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy.  This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy.  In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.

A summary of community acquisition and development improvements and other capitalized expenditures for the three and six months ended June 30, 2016 and 2015 is provided below.

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
New community development and acquisition activity (1)	$34,028	$25,636	$62,379	$48,545
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating
improvements (2)	3,491	2,314	5,972	3,946
Other community additions and improvements (3)	1,892	1,824	3,116	2,522
Annually recurring capital expenditures
Carpet replacements and other community additions and
improvements (4)	6,140	3,871	9,664	6,139
Corporate additions and improvements	599	336	854	542
	$46,150	$33,981	$81,985	$61,694

Other Data
Capitalized interest	$1,848	$1,237	$3,399	$2,219
Capitalized development and associated costs (5)	$1,413	$1,213	$2,827	$2,348

1)	Reflects aggregate community acquisition and new community development costs.
2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units.
3)

Represents community improvement expenditures that generally occur less frequently than on an annual basis. Amounts include second generation leasing costs on commercial properties of $203 and $138 for the three months and $338 and $163 for the six months ended June 30, 2016 and 2015, respectively.

4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.
5)	Reflects internal personnel and associated costs capitalized to construction and development activities.

Supplemental Financial Data	Page 15

2nd Quarter 2016

Investments In Unconsolidated Real Estate Entities

(In thousands) - (Unaudited)

The Company holds investments in limited liability companies (the “Property LLCs”) with institutional investors and accounts for its investments in these Property LLCs using the equity method of accounting.  A summary of non-financial and financial information for the Property LLCs is provided below.

Non-Financial Data
				Ownership
Joint Venture Property	Location	# of Units		Interest

Post Collier Hills® (1)	Atlanta, GA	396		25%
Post Crest® (1)	Atlanta, GA	410		25%
Post Lindbergh® (1)	Atlanta, GA	396		25%
Post Massachusetts AvenueTM	Washington, D.C.	269		35%

Financial Data
	As of
	June 30, 2016
	Gross				Company's
	Investment in	Mortgage		Entity	Equity
Joint Venture Property	Real Estate (6)	Notes Payable		Equity	Investment
Post Collier Hills® (1)	$58,949	$39,547	(2)	$8,679	$(4,414)	(1)
Post Crest® (1)	65,853	46,139	(2)	6,958	(7,402)	(1)
Post Lindbergh® (1)	65,759	40,967	(3)	13,560	(4,075)	(1)
Post Massachusetts AvenueTM	75,060	50,903	(4)	3,346	3,695
Total	$265,621	$177,556		$32,543	$(12,196)

	Three months ended				Six months ended
	June 30, 2016				June 30, 2016
		Company's	Mgmt.			Company's	Mgmt.
	Entity	Equity in	Fees &		Entity	Equity in	Fees &
Joint Venture Property	NOI	Income (Loss)	Other		NOI	Income (Loss)	Other
Post Collier Hills® (1)	$840	$40			$1,686	$81
Post Crest® (1)	958	43			1,922	88
Post Lindbergh® (1)	844	28			1,732	66
Post Massachusetts AvenueTM	1,946	478			3,835	997
Total	$4,588	$589	$234	(5)	$9,175	$1,232	$465	(5)

1)

The Company’s investment in the 25% owned Property LLC resulted from the transfer of three previously owned apartment communities to the Property LLC co-owned with an institutional investor.  The assets, liabilities and members’ equity of the Property LLC were recorded at fair value based on agreed-upon amounts contributed to the venture.  The credit investments in the Company’s 25% owned Property LLC resulted from financing proceeds distributed in excess of the Company’s historical cost-basis investment.  These credit investments are reflected in consolidated liabilities on the Company’s consolidated balance sheet.

2)	These mortgage notes have a combined outstanding principal value of $85,723, bear interest at a stated fixed rate of 5.63% and mature in June 2017.
3)

This mortgage note has an outstanding principal value of $41,000, bears interest at a stated fixed rate of 5.71% and matures in January 2018, at which time it will be automatically extended for a one-year term at a variable interest rate.

4)	This note has an outstanding principal value of $51,000, bears interest at a stated fixed rate of 3.5% and matures in February 2019. The note is prepayable without penalty beginning in February 2017.
5)	Amounts include net property and asset management fees to the Company included in “Other Revenues” in the Company’s consolidated statements of operations.
6)	Represents GAAP basis net book value plus accumulated depreciation.

Supplemental Financial Data	Page 16

2nd Quarter 2016

Net Asset Value Supplemental Information (1)

(In thousands, except unit data, commercial square feet and stock price) - (Unaudited)

Financial Data

	Three months ended			As
Income Statement Data	June 30, 2016	Adjustments		Adjusted (3)
Rental revenues	$93,398	$(787)	(2)	$92,611
Other property revenues	6,040	(12)	(2)	6,028
Total rental and other revenues (A)	99,438	(799)		98,639
Property operating & maintenance expenses
(excluding depreciation and amortization) (B)	43,864	(4,732)	(2)	39,132
Property net operating income (1) (A-B)	$55,574	$3,933		$59,507

Assumed property management fee
(calculated at 3% of revenues) (A x 3%)				(2,959)
Assumed property capital expenditure reserve
($300 per unit per year based on 20,455 units)				(1,534)
Adjusted property net operating income				$55,014
Annualized property net operating income (C)				$220,056

Apartment units represented (D)	24,162	(3,707)	(2)	20,455

	As of			As
Other Asset Data	June 30, 2016	Adjustments		Adjusted
Cash & equivalents	$3,875	$-		$3,875
Real estate assets under construction, at cost (4)	215,427	76,416	(4)	291,843
Land held for future investment	16,730	-		16,730
Investments in and advances to unconsolidated real
estate entities (5)	3,695	(3,695)	(5)	-
Restricted cash and other assets (6)	34,030	(1,978)	(6)	32,052
Cash & other assets of unconsolidated apartment entities (7)	6,693	(4,846)	(7)	1,847
Total (E)	$280,450	$65,897		$346,347

Other Liability Data
Indebtedness (8)	$931,836	$4,025	(8)	$935,861
Investments in unconsolidated real estate entities (5)	15,891	(15,891)	(5)	-
Other liabilities (9)	133,089	(9,437)	(9)	123,652
Total liabilities of unconsolidated apartment entities (10)	181,858	(131,145)	(10)	50,713
Total (F)	$1,262,674	$(152,448)		$1,110,226

Other Data	As of June 30, 2016
	# Shares/Units	Stock Price		Implied Value
Liquidation value of preferred shares (G)				$43,392

Common shares outstanding	53,490
Common units outstanding	121
Total (H)	53,611	$61.05		$3,272,952

Implied market value of Company gross real estate
assets (I) = (F+G+H-E)				$4,080,223

Implied Portfolio Capitalization Rate (C÷I)				5.4%

1)

This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income (“NOI”), which is a supplemental non-GAAP financial measure that the Company uses internally to calculate Net Asset Value (“NAV”).  These measures, as adjusted, are also non-GAAP financial measures.  With the exception of NOI, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below.  See Table 2 on page 23 for a reconciliation of NOI to consolidated net income.

The Company presents NOI for the second quarter ended June 30, 2016, for properties stabilized as of April 1, 2016, so that a capitalization rate may be applied and an approximate value for the assets determined.  Properties not stabilized as of April 1, 2016, are presented at full undepreciated cost.  Other tangible assets and total liabilities are presented at book value. The liquidation value of preferred shares is also presented.

Supplemental Financial Data	Page 17

2nd Quarter 2016

2)

The following table summarizes the adjustments made to the components of property net operating income for the three months ended June 30, 2016, to adjust property net operating income to the Company’s share for fully stabilized communities:

	Rental Revenue	Other Revenue	Expenses	Units
Communities in lease-up / development	$(1,273)	$(99)	$(786)	(2,630)
Company share of unconsolidated entities	2,062	161	792	(1,077)
Corporate property management expenses	-	-	(3,160)	-
Corporate apartments and other	(1,576)	(74)	(1,578)	-
	$(787)	$(12)	$(4,732)	(3,707)

3)

The following table summarizes the Company’s share of the  “As Adjusted” components of property net operating income, apartment units and commercial square feet by market for the three months ended June 30, 2016:

		Property Operating
		Maintenance	Property Net	Percentage
	Rental and	Expenses (ex. Depr.	Operating	of	Apartment Units /
	Other Revenues	and Amort.)	Income (NOI)	Total NOI	Commercial Sq. Ft.
Atlanta	$24,354	$9,259	$15,095	25.4%	5,365
Dallas	19,155	8,996	10,159	17.1%	4,726
Houston	3,905	1,823	2,082	3.5%	895
Austin	4,536	2,286	2,250	3.8%	935
Wash. DC Metro	16,747	5,930	10,817	18.2%	2,739
Tampa	11,285	4,190	7,095	11.9%	2,342
Orlando	6,280	2,368	3,912	6.6%	1,308
Charlotte	7,132	2,408	4,724	7.9%	1,748
Raleigh	1,362	456	906	1.5%	397
Commercial	3,883	1,416	2,467	4.1%	-
Total	$98,639	$39,132	$59,507	100.0%	20,455
Approximate commercial Sq. Ft.					689,000

4)	The “As Adjusted” amount represents the CIP balance, adjusted for costs of completed apartment units, as follows:

The High Rise at Post AlexanderTM	$74,395
Post Parkside at WadeTM - Phase II	45,080
Post Afton OaksTM	65,138
Post South LamarTM - Phase II	33,708
Post Millennium MidtownTM	24,265
Post Centennial ParkTM	22,373
Post River NorthTM (a)	26,884
$291,843

(a)	The Company owns 92.5% of the consolidated real estate entity that owns this community. The amount above represents 92.5%

of the consolidated CIP balance for this community.

5)

The adjustments reflect reductions for investments in unconsolidated entities, as the net operating income of the Company’s respective share of such investments in unconsolidated entities is included in the adjusted net operating income reflected above.

6)	This adjustment reflects a reduction to other assets for the net debt issuance costs related to the Company’s lines of credit.

7)

The “As of June 30, 2016” amount represents cash and other assets of unconsolidated apartment entities.  The adjustment includes a reduction for the venture partners’ respective share of cash and other assets.   The “As Adjusted” amount represents the Company’s respective share of the cash and other assets of unconsolidated apartment entities.

8)	The adjustment reflects an addition of the debt issuance costs related to consolidated indebtedness. The “As Adjusted” column represents the outstanding principal value of consolidated indebtedness.

9)

The “As of June 30, 2016” amount represents of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the Company’s balance sheet.  The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense.

10)

The “As of June 30, 2016” amount represents total liabilities of unconsolidated apartment entities.  The adjustment represents a reduction for the venture partners’ respective share of liabilities and an adjustment to reflect the Company’s share of the outstanding principal value of mortgage indebtedness. The “As Adjusted” amount represents the Company’s respective share of liabilities of unconsolidated apartment entities.

Supplemental Financial Data	Page 18

2nd Quarter 2016

Margin Analysis and Company Undepreciated Book Value Per Share

(In thousands, except per unit data) - (Unaudited)

Margin Analysis

	Six months ended June 30, 2016
		Property	Net
	Rental and	Operating &	Operating
	Other Property	Maintenance	Income	NOI	Expense
	Revenues	Expenses	("NOI")	Margin	Margin
Same store communities	$181,674	$71,975	$109,699	60.4%	39.6%
Newly stabilized communities	2,178	1,045	1,133	52.0%	48.0%
Lease-up communities	2,362	1,472	890	N/A	N/A
Other property segments:
Corporate apartments	3,258	2,886	372	11.4%	88.6%
Commercial	8,161	2,819	5,342	65.5%	34.5%
Corporate property management expenses (1)	-	6,454	(6,454)
	$197,633	$86,651
Consolidated property NOI (2)			$110,982

Third-party management fees			$465

1)	The following table summarizes the Company’s net property management expense as a percentage of adjusted property revenues:

Numerator:
Corporate property management expenses	$6,454
Less: Third-party management fees	(465)
Net property management expenses	$5,989

Denominator:
Total rental and other property revenues	$197,633
Less: Corporate apartment revenues	(3,258)
Adjusted property revenues	$194,375

Net property management expenses as a
percentage of adjusted property revenues	3.1%

2)	Consolidated property NOI is a non-GAAP financial measure. See Table 2 on page 23 for a reconciliation of consolidated property NOI to GAAP net income.

Calculation of Company Undepreciated Book Value Per Share

June 30, 2016
Total Company shareholders' equity per balance sheet	$1,198,264
Plus:
Accumulated depreciation, per balance sheet	1,068,791
Noncontrolling interest of common unitholders - Operating Partnership	7,360
Less:
Preferred shares at liquidation value	(43,392)
Total undepreciated book value (A)	$2,231,023
Total common shares and units (B)	53,611
Company undepreciated book value per share and unit (A÷B)	$41.62

Supplemental Financial Data	Page 19

2nd Quarter 2016

Non-Gaap Financial Measures And Other Defined Terms

Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms

The Company uses certain non-GAAP financial measures and other defined terms in this Supplemental Financial Data.  These non-GAAP financial measures include FFO, AFFO, property net operating income, operating capital expenditures and certain debt statistics and ratios.  The definitions of these non-GAAP financial measures are summarized below.  The Company uses these measures to monitor the operating and financial performance of the Company and believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.

Funds from Operations - The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (or losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, non-cash impairment charges on depreciable real estate, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance.

In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.

Adjusted Funds From Operations - The Company uses AFFO as a supplemental non-GAAP measure. AFFO is defined by the Company as FFO less operating capital expenditures and after adjusting for the impact of debt extinguishment gains (losses), if any. AFFO is used as an additional measure in evaluating Company performance, as an indication of the REIT’s ability to fund its operating capital expenditures through earnings and in reviewing its common dividend policy over time. In addition, since other equity REITs provide AFFO, or similar supplemental measures, to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company’s calculation of AFFO is reconciled to the line on its consolidated statement of cash flows entitled “net cash provided by operating activities”, the comparable GAAP measure (see Table 1).

Property Net Operating Income (“NOI”) - The Company uses property NOI, including same store NOI and same store NOI by market, as a reportable segment operating performance measures. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that property NOI is an important measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store segment groupings and individual properties. Additionally, the Company believes that property NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to property NOI (see Tables 2 and 3).

Supplemental Financial Data	Page 20

2nd Quarter 2016

Operating Capital Expenditures - The Company uses aggregate Company and same store annually recurring and periodically recurring capital expenditures as cash flow measures. The Company believes that aggregate Company and same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its communities on an ongoing basis. Aggregate company annually recurring and periodically recurring capital expenditures include information with respect to the Company’s reportable operating segments consisting of fully stabilized (same store) communities, newly stabilized communities, lease-up communities, held for sale communities, sold communities and commercial properties. Aggregate company annually recurring and periodically recurring capital expenditures are reported on the line in the Company’s consolidated statements of cash flows entitled “property capital expenditures,” which also includes revenue generating capital expenditures (see Table 7).

Debt Statistics and Debt Ratios - The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure (see Tables 4, 5 and 6). These debt statistics and ratios include: (1) interest coverage ratios; (2) fixed charge coverage ratios; (3) total debt as a percentage of undepreciated real estate assets (adjusted for joint venture partner’s share of debt);  (4) total debt plus preferred equity as a percentage of undepreciated real estate assets (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; (8) a ratio of consolidated income available for debt service to annual debt service charge; and (9) a debt to annualized income available for debt service ratio. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes and the Company’s unsecured line of credit agreements. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity, and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.

The Company uses income available for debt service to calculate certain debt ratios and statistics.  Income available for debt service is defined as net income (loss) before interest, taxes, depreciation, amortization, gains on sales of real estate assets, non-cash impairment charges and other non-cash income and expenses.  Income available for debt service is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operating activities as determined under GAAP, and the Company’s calculation thereof may not be comparable to similar measures reported by other companies, including EBITDA or Adjusted EBITDA.

Property Operating Statistics – The Company uses average economic occupancy, gross turnover, net turnover and percentage increases in rent for new and renewed leases as statistical measures of property operating performance.  The Company defines average economic occupancy as gross potential rent plus other rental fees less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. Gross turnover is defined as the percentage of leases expiring during the period that are not renewed by the existing residents. Net turnover is defined as gross turnover decreased by the percentage of expiring leases where the residents transfer to a new apartment unit in the same community or in another Post® community. The percentage increases in rent for new and renewed leases are calculated using the respective new or renewed rental rate as of the date of a new lease, as compared with the previous rental rate on that same unit.

Supplemental Financial Data	Page 21

2nd Quarter 2016

Reconciliations Of Supplemental Non-Gaap Financial Measures

Table 1 - Reconciliation of Adjusted Funds From Operations to GAAP Net Cash Flow Provided by Operating Activities

(In thousands) - (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
Net cash provided by operating activities	$55,220	$51,474	$93,541	$87,875
Changes in components of working capital	(9,323)	(8,215)	(2,498)	(2,744)
Dividends to preferred shareholders	(922)	(922)	(1,844)	(1,844)
Non-cash expenses	(1,105)	(1,666)	(3,079)	(4,008)
Distributions from unconsolidated entities	(516)	(794)	(1,489)	(1,055)
Equity in earnings of unconsolidated entities, net of depreciation	892	867	1,836	1,564
Corporate depreciation	(354)	(344)	(716)	(690)
Annually and periodically recurring property capital expenditures	(8,032)	(5,695)	(12,780)	(8,661)
Adjusted funds from operations available to common
shareholders and unitholders	$35,860	$34,705	$72,971	$70,437

A summary of net cash provided by (used in) operating, investing and financing activities from the Company’s statements of cash flows is detailed below.

	Six months ended
	June 30,
	2016	2015

Net cash provided by operating activities	$93,541	$87,875

Net cash used in investing activities	$(81,897)	$(57,400)

Net cash used in financing activities	$(36,380)	$(51,930)

Supplemental Financial Data	Page 22

2nd Quarter 2016

Table 2 - Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income

(In thousands) - (Unaudited)

	Three months ended			Six months ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2016	2015	2016	2016	2015
Total same store NOI	$54,949	$53,663	$54,751	$109,699	$106,601
Property NOI from other operating segments	625	(18)	657	1,283	39
Consolidated property NOI	55,574	53,645	55,408	110,982	106,640
Add (subtract):
Interest income	-	43	1	1	124
Other revenues	283	274	272	555	587
Depreciation	(22,794)	(21,418)	(22,709)	(45,503)	(42,675)
Interest expense	(7,534)	(8,041)	(7,766)	(15,300)	(16,414)
General and administrative	(3,761)	(4,353)	(4,886)	(8,647)	(9,367)
Investment and development	(33)	(275)	(25)	(58)	(510)
Other investment costs	(76)	(154)	(77)	(153)	(288)
Other expenses	(67)	-	(333)	(400)	-
Equity in income of unconsolidated
real estate entities, net	589	568	643	1,232	965
Gains on sales of real estate assets, net	-	(298)	-	-	1,475
Other income (expense), net	(110)	(340)	(395)	(505)	(704)
Net loss on extinguishment of indebtedness	-	-	-	-	(197)
Net income	$22,071	$19,651	$20,133	$42,204	$39,636

Supplemental Financial Data	Page 23

2nd Quarter 2016

Table 3 - Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(In thousands, except average rental rates)

.	Three months ended			Q2 '16	Q2 '16	Q2 '16
	June 30,	June 30,	March 31,	vs. Q2 '15	vs. Q1 '16	% Same
	2016	2015	2016	% Change	% Change	Store NOI
Rental and other revenues
Atlanta	$ 23,124	$ 22,333	$ 22,756	3.5%	1.6%
Dallas	19,155	18,555	19,050	3.2%	0.6%
Houston	2,804	2,856	2,802	(1.8)%	0.1%
Austin	4,536	4,395	4,513	3.2%	0.5%
Washington, D.C. Metro	15,754	15,520	15,441	1.5%	2.0%
Tampa	11,285	10,824	11,203	4.3%	0.7%
Orlando	6,280	5,943	6,218	5.7%	1.0%
Charlotte	7,132	6,929	6,981	2.9%	2.2%
Raleigh	1,362	1,228	1,278	10.9%	6.6%
Total rental and other revenues	91,432	88,583	90,242	3.2%	1.3%

Property operating and maintenance
expenses (exclusive of depreciation
and amortization)
Atlanta	$ 8,857	$ 8,893	8,948	(0.4)%	(1.0)%
Dallas	8,996	8,389	8,542	7.2%	5.3%
Houston	1,275	1,148	1,261	11.1%	1.1%
Austin	2,286	2,133	2,174	7.2%	5.2%
Washington, D.C. Metro	5,647	5,645	5,506	0.0%	2.6%
Tampa	4,190	3,782	3,843	10.8%	9.0%
Orlando	2,368	2,250	2,369	5.2%	(0.0)%
Charlotte	2,408	2,188	2,297	10.1%	4.8%
Raleigh	456	492	551	(7.3)%	(17.2)%
Total	36,483	34,920	35,491	4.5%	2.8%

Net operating income
Atlanta	14,267	13,440	13,808	6.2%	3.3%	26.0%
Dallas	10,159	10,166	10,508	(0.1)%	(3.3)%	18.5%
Houston	1,529	1,708	1,541	(10.5)%	(0.8)%	2.8%
Austin	2,250	2,262	2,339	(0.5)%	(3.8)%	4.1%
Washington, D.C. Metro	10,107	9,875	9,935	2.3%	1.7%	18.4%
Tampa	7,095	7,042	7,360	0.8%	(3.6)%	12.9%
Orlando	3,912	3,693	3,849	5.9%	1.6%	7.1%
Charlotte	4,724	4,741	4,684	(0.4)%	0.9%	8.6%
Raleigh	906	736	727	23.1%	24.6%	1.6%
Total same store NOI	$ 54,949	$ 53,663	$ 54,751	2.4%	0.4%	100.0%

Average rental rate per unit
Atlanta	$ 1,446	$ 1,391	$ 1,430	4.0%	1.1%
Dallas	1,312	1,275	1,302	2.9%	0.8%
Houston	1,475	1,505	1,486	(2.0)%	(0.8)%
Austin	1,590	1,571	1,584	1.2%	0.4%
Washington, D.C. Metro	1,895	1,893	1,888	0.1%	0.4%
Tampa	1,547	1,476	1,532	4.8%	1.0%
Orlando	1,555	1,486	1,534	4.6%	1.4%
Charlotte	1,322	1,297	1,314	1.9%	0.6%
Raleigh	1,093	1,071	1,083	2.1%	0.9%
Total average rental rate per unit	1,483	1,444	1,471	2.7%	0.8%

Supplemental Financial Data	Page 24

2nd Quarter 2016

Table 3 (con’t) - Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(In thousands, except average rental rates)

	Six months ended
	June 30,	June 30,	%
	2016	2015	Change
Rental and other revenues
Atlanta	$ 45,880	$ 44,186	3.8%
Dallas	38,206	36,870	3.6%
Houston	5,606	5,736	(2.3)%
Austin	9,048	8,685	4.2%
Washington, D.C. Metro	31,195	30,475	2.4%
Tampa	22,488	21,488	4.7%
Orlando	12,498	11,811	5.8%
Charlotte	14,113	13,685	3.1%
Raleigh	2,640	2,415	9.3%
Total rental and other revenues	181,674	175,351	3.6%

Property operating and maintenance
expenses (exclusive of depreciation
and amortization)
Atlanta	$ 17,805	$ 17,337	2.7%
Dallas	17,538	16,456	6.6%
Houston	2,536	2,425	4.6%
Austin	4,461	4,199	6.2%
Washington, D.C. Metro	11,153	11,021	1.2%
Tampa	8,033	7,487	7.3%
Orlando	4,737	4,354	8.8%
Charlotte	4,705	4,503	4.5%
Raleigh	1,007	968	4.0%
Total	71,975	68,750	4.7%

Net operating income
Atlanta	28,075	26,849	4.6%
Dallas	20,668	20,414	1.2%
Houston	3,070	3,311	(7.3)%
Austin	4,587	4,486	2.3%
Washington, D.C. Metro	20,042	19,454	3.0%
Tampa	14,455	14,001	3.2%
Orlando	7,761	7,457	4.1%
Charlotte	9,408	9,182	2.5%
Raleigh	1,633	1,447	12.9%
Total same store NOI	$ 109,699	$ 106,601	2.9%

Average rental rate per unit
Atlanta	$ 1,438	$ 1,382	4.1%
Dallas	1,307	1,269	3.0%
Houston	1,481	1,510	(1.9)%
Austin	1,587	1,570	1.1%
Washington, D.C. Metro	1,891	1,903	(0.6)%
Tampa	1,540	1,468	4.9%
Orlando	1,544	1,480	4.3%
Charlotte	1,318	1,292	2.0%
Raleigh	1,088	1,067	2.0%
Total average rental rate per unit	1,477	1,440	2.6%

Supplemental Financial Data	Page 25

2nd Quarter 2016

Table 4 – Financial Debt Covenant Calculations – Senior Unsecured Public Notes

Ratio of Consolidated Debt to Total Assets
As of
June 30, 2016
Outstanding principal value of consolidated debt (A)	$935,861
Total assets, as defined (B) (1)	$3,350,182
Computed ratio (A÷B)	28%
Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Outstanding principal value of secured debt (C)	$188,025
Computed ratio (C÷B)	6%
Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Outstanding principal value of consolidated debt (A)	$935,861
Outstanding principal value of secured debt (C)	(188,025)
Outstanding principal value of unsecured debt (D)	$747,836
Total unencumbered assets, as defined (E) (1)	$3,131,585
Computed ratio (E÷D)	4.2x
Required minimum ratio	1.5x

Ratio of Consolidated Income Available for Debt Service to Annual
Debt Service Charge (Annualized)

Consolidated Income Available for Debt Service, as defined (F) (2)	$215,392
Annual Debt Service Charge, as defined (G) (2)	$31,918
Computed ratio (F÷G)	6.7x
Required minimum ratio	1.5x

1)	The Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations, as defined, is detailed below.

As of
June 30, 2016
Total real estate assets	$2,246,848
Add:
Investments in and advances to unconsolidated real estate entities	3,695
Accumulated depreciation	1,068,791
Other tangible assets	30,848
Total assets for public debt covenant computations	3,350,182
Less:
Encumbered real estate assets	(214,902)
Investments in and advances to unconsolidated real estate entities	(3,695)
Total unencumbered assets for public debt covenant computations	$3,131,585

Supplemental Financial Data	Page 26

2nd Quarter 2016

Table 4 (con’t) – Financial Debt Covenant Calculations – Senior Unsecured Public Notes

2)	The Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Charge, as defined, is detailed below.

The computation below reflects annualized 2016 results for comparison and presentation purposes. The actual calculation of these ratios requires the use of annual trailing financial data. The computations using annual trailing financial data for the year ended December 21, 2015, reflected compliance with the debt covenants.

Six months ended
Consolidated income available for debt service, as defined	June 30, 2016
Net income	$42,204
Add:
Depreciation	45,503
Depreciation (company share) - unconsolidated entities	604
Interest expense:
Interest expense, excluding debt cost amortization	14,741
Debt cost amortization	559
Interest expense (company share) - unconsolidated entities:
Interest expense, excluding debt cost amortization	1,218
Debt cost amortization	15
Other non-cash (income) expense, net (a)	2,612
Income tax expense (benefit), net	240
Consolidated income available for debt service	$107,696
Consolidated income available for debt service (annualized)	$215,392

Annual debt service charge, as defined
Interest expense, excluding debt cost amortization	$14,741
Interest expense, excluding debt cost amortization - unconsolidated entities	1,218
Annual debt service charge	$15,959
Annual debt service charge (annualized)	$31,918

a)	Includes debt cost amortization of $387 relating to the Company’s unsecured revolving lines of credit.

Supplemental Financial Data	Page 27

2nd Quarter 2016

Table 5 – Computation of Debt Statistics

(In thousands)

	As of June 30,
	2016	2015
Total real estate assets per balance sheet	$2,246,848	$2,151,111
Plus:
Company share of real estate assets held in unconsolidated entities	57,285	57,337
Company share of accumulated depreciation - assets held in unconsolidated entities	16,626	14,982
Accumulated depreciation per balance sheet	1,068,791	979,505
Total undepreciated real estate assets (A)	$3,389,550	$3,202,935

Outstanding principal value of total consolidated debt	$935,861	$891,004
Plus:
Company share of outstanding principal value of debt held in unconsolidated entities	49,531	49,531
Total outstanding principal value of debt (adjusted for joint venture partners' share of debt) (B)	$985,392	$940,535

Total outstanding principal value of debt as a % of undepreciated real estate assets
(adjusted for joint venture partners' share of debt) (B÷A)	29.1%	29.4%

Outstanding principal value of total consolidated debt	$935,861	$891,004
Plus:
Company share of outstanding principal value of debt held in unconsolidated entities	49,531	49,531
Preferred shares at liquidation value	43,392	43,392
Total outstanding principal value of debt and liquidation value of preferred equity (adjusted
for joint venture partners' share of debt) (C)	$1,028,784	$983,927

Total outstanding principal value of debt and liquidation value preferred equity as a % of
real estate assets (adjusted for joint venture partners' share of real estate assets and debt) (C÷A)	30.4%	30.7%

Supplemental Financial Data	Page 28

2nd Quarter 2016

Table 6 - Computation of Debt Coverage Ratios

(In thousands)

	Six months ended
	June 30,
	2016	2015
Net income	$42,204	$39,636
Other non-cash (income) expense, net (1)	2,612	3,415
Income tax expense (benefit), net	240	494
Gains on sales of real estate assets, net	-	(1,475)
Net loss on extinguishment of indebtedness	-	197
Depreciation expense	45,503	42,675
Depreciation (company share) - unconsolidated entities	604	599
Interest expense:
Interest expense, excluding debt cost amortization	14,741	15,846
Debt cost amortization	559	568
Interest expense (company share) - unconsolidated entities:
Interest expense, excluding debt cost amortization	1,218	1,213
Debt cost amortization	15	15
Income available for debt service, as defined (A)	$107,696	$103,183
Annualized income available for debt service, as defined (B)	$215,392	$206,366

Interest expense, excluding debt cost amortization	$14,741	$15,846
Interest expense, excluding debt cost amortization - unconsolidated entities	1,218	1,213
Adjusted interest expense, as defined (C)	15,959	17,059
Capitalized interest	3,399	2,219
Adjusted interest expense, as defined (including capitalized interest) (D)	$19,358	$19,278

Fixed charges for purposes of computation -
Adjusted interest expense	$15,959	$17,059
Dividends to preferred shareholders	1,844	1,844
Fixed charges (E)	17,803	18,903
Capitalized interest	3,399	2,219
Fixed charges (including capitalized interest) (F)	$21,202	$21,122

Total outstanding principal value of debt (adjusted for joint venture partners' share of debt) (see Table 5) (G)	$985,392	$940,535

Interest coverage ratio (A÷C)	6.7x	6.0x
Interest coverage ratio (including capitalized interest) (A÷D)	5.6x	5.4x
Fixed charge coverage ratio (A÷E)	6.0x	5.5x
Fixed charge coverage ratio (including capitalized interest) (A÷F)	5.1x	4.9x
Total outstanding principal value of debt to annualized income available for debt service ratio (G÷B)	4.6x	4.6x

1)	Includes debt cost amortization of $387 and $314 for the six months ended June 30, 2016 and 2015, respectively, related to the Company’s unsecured revolving lines of credit.

Supplemental Financial Data	Page 29

2nd Quarter 2016

Table 7 – Reconciliation of Segment Cash Flow Data to Statements of Cash Flows

(In thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
Annually recurring capital expenditures by operating segment
Same store communities	$5,987	$3,747	$9,453	$5,967
Newly stabilized communities	4	2	6	3
Lease-up communities	4	-	4	-
Commercial and other segments	145	122	201	169

Total annually recurring capital expenditures	$6,140	$3,871	$9,664	$6,139
Periodically recurring capital expenditures by operating segment
Same store communities	$1,299	$1,534	$2,141	$2,089
Newly stabilized communities	-	-	-	-
Lease-up communities	-	-	-	-
Commercial and other segments	593	290	975	433

Total periodically recurring capital expenditures	$1,892	$1,824	$3,116	$2,522

Total revenue generating capital expenditures	$3,491	$2,314	$5,972	$3,946

Decrease (increase) in capital expenditure accruals, net of commercial leasing costs	$7	$226	$9	$(298)

Total property capital expenditures per statements of cash flows	$11,530	$8,235	$18,761	$12,309

Supplemental Financial Data	Page 30